Exhibit 99.1

Index Community Mourns Death of Director Michael Scrutton

HOUSTON, Dec. 20, 2007 (PRIME NEWSWIRE) -- Index Oil and Gas, Inc. (OTC BB:IXOG.OB - News) (``Index'' or ''the Company'') announced today that Company Director Michael Scrutton passed away over the weekend on December 16, 2007.

Index’s Chairman, Dan Murphy stated, “Michael’s death is a shock to us all.  This is a very, very sad day for anyone who ever had the opportunity to work with Michael firsthand. Everyone in the Index community sends their prayers, kind thoughts, and condolences to the Scrutton family.  His years of dedication and commitment to Index as a founding investor, long term independent director, entrepreneur, team leader, and friend;  he will not be forgotten and our collective thoughts and prayers will be with his family during this sad time.”

The Board of Directors will be meeting this week to discuss further changes and actions that will be taken, as warranted, in an attempt to minimize disruptions to the Company’s ongoing operations.  Further Company updates will be provided to the financial community as information becomes available.

A funeral service will be held at Colwyn Bay Crematorium in Wales, United Kingdom on Friday 28th December 2007 at 12:30 pm.  After the ceremony the family will be sharing memories informally at Deganwy Quay Hotel to toast Mike and his life.  If you would like to write a few words to be read at the ceremony or palced in the Remebrance book please email them to us here or to Rosie Grant (the ceremony leader) at enquiries@naturalendings.co.uk.

In lieu of flowers, memorial contributions may be made to Medicines Sans Frontier.

About Index Oil and Gas

Index Oil and Gas, Inc. is a dynamic gas-biased oil and gas exploration and production Company, with onshore activities primarily in Texas, Louisiana, and Kansas and offices in Houston. The Company's goal is to generate increasing reserves and cash flow from a portfolio of moderate and higher risk potential prospects. After successfully focusing on lower risk prospects to build reserves and near term cashflow in Fiscal Year 2007 (ended March 31, 2007), Index has embarked upon a drilling program in Fiscal Year 2008 of a balanced, risk-managed portfolio of prospects designed to generate significantly higher reserves and production. The Company has an enviable drilling record and intends to grow its existing asset base and revenues through further investment in the U.S.

To find out more about Index Oil and Gas Inc. (OTC BB:IXOG.OB - News), visit our website at http://www.indexoil.com.

The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from acquisitions or actions in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain ``forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. Since the information may contain statements that involve risk and uncertainties and are subject to change at any time, the Company's actual results may differ materially from expected results. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Pursuant to a September 1, 2007 agreement, Consulting For Strategic Growth 1, Ltd. (``CFSG1'') provides the Company with consulting, business advisory, investor relations, public relations and corporate development service, for which CFSG1 receives cash and/or stock compensation.

Contact:
          Consulting For Strategic Growth 1
          Investor Relations:
          Stanley Wunderlich, CEO
          1-800-625-2236
          Fax: 1-212-337-8089
          info@CFSG1.com

          EVP Media
          Media Relations:
          Daniel Stepanek
          1-212-896-1202
          Fax: 1-212-337-8089
          dstepanek@cfsg1.com
          www.cfsg1.com
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Source: Index Oil and Gas Inc.